SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, DC 20549
                            ------------------

                                FORM S-8

                          REGISTRATION STATEMENT
                                UNDER THE
                          SECURITIES ACT OF 1933

                           RAYOVAC CORPORATION
           ----------------------------------------------------
          (Exact Name of Registrant as Specified in Its Charter)

                                Wisconsin
       ------------------------------------------------------------
      (State or Other Jurisdiction of Incorporation or Organization)

                                22-2423556
                   -----------------------------------
                   (I.R.S. Employer Identification No.)

             601 Rayovac Drive, Madison, Wisconsin 53711-2497
            -------------------------------------------------
           (Address of Principal Executive Officer) (Zip Code)

                RAYOVAC CORPORATION 1996 STOCK OPTION PLAN
                                   AND
                       1997 RAYOVAC INCENTIVE PLAN
                ------------------------------------------
                           (Full Title of Plan)

                         James A. Broderick, Esq.
                    Vice President and General Counsel
                           Rayovac Corporation
                            601 Rayovac Drive
                      Madison, Wisconsin 53711-2497
                  -------------------------------------
                 (Name and Address of Agent for Service)

                              (608) 275-3340
       -----------------------------------------------------------
      (Telephone Number, Including Area Code, of Agent For Service)

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                                CALCULATION OF REGISTRATION FEE
=====================================================================================================
                                                                                          Amount of
Title of Securities   Amount to be       Proposed Maximum           Proposed Maximum     Registration
 to be Registered      Registered    Offering Price Per Share   Aggregate Offering Price        Fee
-----------------------------------------------------------------------------------------------------
   Common Stock,          40,000            $1.144 (1)               $45,760 (1)
par value $.01 per     2,278,127            $4.39  (1)           $10,000,978 (1)            $17,177
       share           3,000,000           $16.06  (2)           $48,180,000 (2)
=====================================================================================================

(1) As set forth in Rule 457(h)(l) under the Securities Act of 1933, as amended (the "Securities Act"), based on the price at which the options may be exercised.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act, based on the average of the high and low prices per share of the Registrant's Common Stock reported on the New York Stock Exchange on December 15, 1997.



                                 PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

               There are incorporated herein by reference (i) the Prospectus filed pursuant to Rule 424(b) of the Securities Act (the "Prospectus") relating to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) (the "Registration Statement") of Rayovac Corporation (the "Registrant" or the "Company"), containing audited financial statements for the Company's latest fiscal year for which such statements have been filed by the Company with the Securities and Exchange Commission, (ii) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), since September 30, 1997, and (iii) the description of the Common Stock, par value $.01 per share, of the Registrant contained in the Company's Registration Statement.

               All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents.

Item 4.        Description of Securities.

               Not Applicable.

Item 5.        Interests of Named Experts and Counsel.

               The legality of the Common Stock being registered by this registration statement has been passed upon by James A. Broderick, Esq., Vice President, General Counsel and Secretary of the Company. Mr. Broderick currently owns 213,425 shares of Common Stock, has options to purchase 50,000 shares of Common Stock under the Company's 1996 Stock Option Plan and has 7,974 shares allocated for his account pursuant to the Company Deferred Compensation Plan.

Item 6.        Indemnification of Directors and Officers.

               Pursuant to the Wisconsin Business Corporation Law (the "WBCL") and the Registrant's By-Laws, directors and officers of the Registrant are entitled to mandatory indemnification from the Registrant against certain liabilities and expenses (i) to the extent such directors or officers are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Registrant and such breach or failure constituted (a) a willful failure to deal fairly with the Registrant or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe that his or her conduct was lawful or had no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. The WBCL also provides that, subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under the Registrant's articles of incorporation, by-laws, a written agreement or a resolution of the Board of Directors or shareholders. Further, the WBCL specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the WBCL, directors of the Registrant are not subject to personal liability to the Registrant, its shareholders or any person asserting rights on behalf thereof for certain breaches of or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

               Expenses for the defense of any action for which indemnification may be available may be advanced by the Registrant under certain circumstances.

               The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

               The Registrant has purchased directors' and officers' liability insurance which would indemnify the directors and officers of the Registrant against damages arising out of certain kinds of claims which might be made against them based on their negligent acts or omissions while acting in their capacity as such.


Item 7.        Exemption from Registration Claimed.

               Not applicable.


Item 8.        Exhibits.

Exhibit
Number         Description
     4.1       Amended and Restated Articles of Incorporation of the Company
               (Incorporated by reference to Exhibit 3.2 to the Company's
               Registration Statement on Form S-1 (Registration No.
               333-35181) as declared effective by the Securities and Exchange Commission on November 20, 1997).

     4.2 Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) as declared effective by the Securities and Exchange
               Commission on November 20, 1997).

     4.3 Shareholders Agreement dated as of September 12, 1996 by and among the Company and the shareholders of the Company referred to therein, together with an Amendment thereto dated August 1, 1997 (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 filed with the Securities and Exchange Commission on August 13, 1997).

     4.4 Specimen Certificate for the Common Stock of the Company (Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) as declared effective by the Securities and Exchange Commission on November 20, 1997).

      5        Opinion of James A. Broderick, Esq.

     23.1      Consent of Coopers & Lybrand L.L.P.

     23.2      Consent of KPMG Peat Marwick LLP

     23.3 Consent of James A. Broderick, Esq. (contained in the opinion filed as Exhibit 5 to this Registration
               Statement).

      24 Power of Attorney (included on the signature page of this Registration Statement).


Item 9.        Undertakings.

               The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registra tion statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registra-tion statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration state ment. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the esti-mated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offer ing price set forth in the "Calculation of Regis-tration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously dis-closed in the registration statement or any mate-rial change to such information set forth in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Ex change Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

        The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on December 17, 1997.

                                    RAYOVAC CORPORATION



                                    By: /s/ David A. Jones
                                       ------------------------
                                       David A. Jones
                                       Chairman of the Board,
                                         President and Chief
                                         Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 17, 1997. Each person whose signature appears below hereby authorizes David A. Jones and Kent J. Hussey and each of them, with full power of substitution, to execute in the name and on behalf of such person any amendment (including any post-effective amendment) to this Registration Statement and to file the same, with exhibits there to, and other documents in connection therewith, making such changes in this Registration Statement as the person(s) so acting deems appropriate, and appoints each of such persons, each with full power of substitution, attorney-in-fact to sign any amendment (including any post-effective amendment) to this Registration Statement and to file same, with exhibits thereto, and other documents in connection therewith.

        Signature                       Title
        ---------                       -----

 /s/ David A. Jones                  Chairman of the Board,
---------------------------          President and Chief Executive
 David A. Jones                      Officer (Principal Executive Officer)


 /s/ Kent J. Hussey                  Executive Vice President
---------------------------          of Finance and Administration,
Kent J. Hussey                       Chief Financial Officer and Director
                                     (Principal Financial Officer)

 /s/ Roger F. Warren                 Director
---------------------------
Roger F. Warren


 /s/ Trygve Lonnebotn                Director
---------------------------
Trygve Lonnebotn


 /s/ Scott A. Schoen                 Director
---------------------------
Scott A. Schoen


 /s/ Thomas R. Shepherd              Director
---------------------------
Thomas R. Shepherd


 /s/ Warren C. Smith, Jr.            Director
---------------------------
Warren C. Smith, Jr.






                              EXHIBIT INDEX

                           RAYOVAC CORPORATION

                    Registration Statement on Form S-8
            for the Rayovac Corporation 1996 Stock Option Plan
                     and 1997 Rayovac Incentive Plan


Exhibit
Number         Description
--------       ------------
     4.1       Amended and Restated Articles of Incorporation of the
               Company (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1
               (Registration No. 333-35181) as declared effective by the Securities and Exchange Commission on November 20, 1997).

     4.2 Amended and Restated By-Laws of the Company (Incorporated by reference to Exhibit 3.4 to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) as declared effective by the Securities and Exchange
               Commission on November 20, 1997).

     4.3 Shareholders Agreement dated as of September 12, 1996 by and among the Company and the shareholders of the Company referred to therein, together with an Amendment thereto dated August 1, 1997 (Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 29, 1997 filed with the Securities and Exchange Commission on August 13, 1997).

     4.4 Specimen Certificate for the Common Stock of the Company (Incorporated by reference to Exhibit 4.9 to the Company's Registration Statement on Form S-1 (Registration No. 333-35181) as declared effective by the Securities and Exchange Commission on November 20, 1997).

      5        Opinion of James A. Broderick, Esq.

     23.1      Consent of Coopers & Lybrand L.L.P.

     23.2      Consent of KPMG Peat Marwick LLP

     23.3 Consent of James A. Broderick, Esq. (contained in the opinion filed as Exhibit 5 to this Registration
               Statement).

      24 Power of Attorney (included on the signature page of this Registration Statement).



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